UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 650
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 418-2828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, Kevin McDonnell, the Executive Vice President and Chief Financial Officer of AeroVironment, Inc. (the “Company”), notified the Company of his decision to retire from his employment with the Company effective as of July 31, 2026 (the “Retirement Date”).

On February 20, 2026, in connection with Mr. McDonnell’s retirement, Mr. McDonnell and the Company entered into a Retirement Agreement (the “Agreement”).  Pursuant to the Agreement, Mr. McDonnell will remain the Company’s Chief Financial Officer until the earlier of (a) the start date of a new chief financial officer hired by the Company or (b) the Retirement Date. If the Company hires a new chief financial officer prior to the Retirement Date, Mr. McDonnell will continue his employment with the Company through the Retirement Date in a non-officer capacity to ensure an orderly transition of his duties to his successor. The Company will pay Mr. McDonnell his current base salary and other benefits owed to him through the Retirement Date. Mr. McDonnell will also be entitled to receive his full annual Short Term Incentive Plan bonus for the Company’s fiscal year 2026 at target, or $455,420, less all applicable withholdings, with payment to be made at the same time as annual bonuses for the Company’s fiscal year 2026 are paid to all other Company employees. On the Retirement Date, the Company will also pay Mr. McDonnell an amount equal to the after-tax cost of five months of COBRA premiums in effect as of the date of the Agreement for medical, dental, hospitalization, prescription and vision insurance coverage. Additionally, under the Agreement, Mr. McDonnell agreed to execute a general release of any claims in favor of the Company and its affiliates on the Retirement Date and reaffirmed his existing confidentiality and other obligations under other agreements he previously executed with the Company in connection in connection with his employment. Mr. McDonnell’s equity awards will continue to remain outstanding and vest under the existing terms and conditions set forth in the governing plan documents and applicable equity agreements through the Retirement Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.  A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description
10.1	Retirement Agreement by and between AeroVironment, Inc. and Keivn McDonnell dated as of February 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: February 23, 2026	By:	/s/ Melissa Brown
Melissa Brown
Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary

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